Exhibit 10.2

                        ADDENDUM TO EMPLOYMENT AGREEMENT


         THIS ADDENDUM TO EMPLOYMENT AGREEMENT ("Agreement") is entered into as of August 2, 1999 by and between Jerome M. Behar ("Employee") and Engineering Animation, Inc. ("EAI"), a Delaware corporation.

         RECITALS

         WHEREAS, EAI is in the business of providing enterprise-wide process management, collaboration, communication and analysis solutions, producing interactive multimedia products for various markets, and conducting various other activities associated therewith (the "Business"); and

         WHEREAS, EAI has employed Employee as Vice President and Chief Financial Officer and Employee agreed to be so employed by EAI.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1.       Termination Other Than for Cause or Good Reason.

         (a) EAI may terminate Employee's employment at any time for any or no reason, and Employee may terminate employment with EAI at any time for any or no reason. If Employee's employment is terminated by EAI other than for Cause (as defined in Section 4 hereof) or Employee terminates employment with EAI for Good Reason (as defined in Section 1(b) hereof) (the date of any such termination is referred to herein as the "Termination Date"), Employee shall, subject to
Section 1(b)-(d) hereof, be entitled to receive compensation, payable in a single payment not later than thirty (30) days following the Termination Date, in an amount equal to the sum of (i) and (ii) below, in lieu of any compensation other than as stated in this Agreement:

                  (i) an amount equal to Employee's  total base salary  received
         for  the  twelve  (12)  calendar  months   immediately   preceding  the
         Termination Date; and

                  (ii) an amount equal to the annual bonus paid to Employee in respect of the last calendar year for which Employee received a bonus prior to the Termination Date.



         In addition, Employee shall be entitled to receive:

                  (iii) all unpaid amounts, as of the Termination Date, in respect of any bonus for any calendar year ending on or prior to the Termination Date which would have been payable had Employee remained in employment until the date such amount would otherwise have been paid and, with respect to the calendar year in which such Termination Date occurs, an amount equal to (X) the annual bonus paid to Employee in respect of the last calendar year for which Employee received a bonus prior to the Termination Date, multiplied by (Y) a fraction, the numerator of which is the number of days between January 1 of the calendar year in which the Termination Date occurs and the Termination Date and the denominator of which is 365, payable in a single payment concurrent with the payment of the amounts due under Section 1(a)(i) and (ii) hereof;

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                  (iv) any  payment  deferred  by  Employee,  together  with any applicable interest or other accruals thereon, payable in a single payment concurrent with the payment of the amounts due under Section 1(a)(i) and (ii) hereof;

                  (v) employee benefit plans and programs (including without limitation, profit sharing, cafeteria and health insurance plans, as maintained from time to time for EAI employees to the extent that Employee's position, tenure, compensation, age, health and other qualifications make Employee eligible to participate) that were paid to Employee during the twelve (12) months immediately preceding the Termination Date shall continue to be paid out in accordance with their terms for twelve (12) months following the Termination Date; provided, however, if Employee is provided with similar coverage by a successor employer, any such coverage by EAI shall be reduced, with respect to amounts payable hereunder, by the benefits actually provided to Employee under any similar plan or coverage by any unaffiliated successor employer; and

                  (vi) automobile allowance payments, if any, in the amount of such payments payable to Employee as of the Termination Date shall continue to be paid for twelve (12) months following the Termination Date.

         If subsequent to a termination of employment under this Section 1(a) Employee shall die or suffer a Permanent Disability (as herein defined), such death or Permanent Disability shall not diminish the rights of Employee or the Employee's beneficiaries or successors to the payments and benefits of this
Section 1(a).

         (b) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express prior written consent):

                  (i) the assignment to Employee by EAI of duties individually or in the aggregate, materially inconsistent with Employee's position, title or office immediately prior to such assignment, or any material reduction by EAI of such duties or responsibilities or any removal of Employee from or any failure to elect or re-elect Employee to any such positions, except in connection with Employee's promotion to a higher position, or the termination of Employee's employment for Cause or by Employee other than for Good Reason;

                  (ii) a reduction by EAI in Employee's salary, a material reduction or elimination of Employee's perquisites of office (other than a reduction or elimination of such perquisites generally available to senior management employees of EAI) or a substantial reduction or elimination of Employee's aggregate employee benefits as in effect at the time this Agreement is entered into or as the same may be increased from time to time during the term of this Agreement;

                  (iii) a change in the location by more than 50 miles at which Employee's services are to be performed;

                  (iv) any material breach by EAI of any provision of an employment agreement, if any, with Employee;

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                  (v) a "Change of  Control"  shall  occur.  For this  purpose a
         "Change of Control" shall be deemed to have occurred if: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of EAI, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of EAI representing 25% or more of the combined voting power of EAI's then outstanding securities; or (B) during any period of twenty-four consecutive months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of EAI and any new director (other than a director designated by a person who has entered into an agreement with EAI to effect a transaction described in clauses (A) or
         (C) of this subsection) whose election by the Board of Directors of EAI or nomination for election by EAI's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the stockholders of EAI approve a merger or consolidation of EAI with any other corporation, other than a merger or consolidation which would result in the voting securities of EAI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of EAI or such surviving entity
         outstanding  immediately  after  such  merger  or  consolidation,   the
         stockholders  of EAI approve a plan of complete  liquidation  of EAI or
         the   stockholders  of  EAI  approve  an  agreement  for  the  sale  or disposition by EAI of all or substantially all of EAI's assets.

         (c) Employee's Termination Date must occur no later than sixty (60) days after the occurrence of an event defined as Good Reason under Section 1(b)(i)-(iv) of this section or no later than twelve (12) months after the occurrence of an event defined as Good Reason under Section 1(b)(v) of this Section.

         (d) If any payments under this Agreement, after taking into account all other payments to which Employee is entitled from EAI, are more likely than not to result in a loss of a deduction to EAI by reason of Section 280G of the Internal Revenue Code of 1986 or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. Employee shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by Employee, EAI shall provide complete compensation and tax data on a timely basis to Employee and to an accounting or law firm designated by Employee in order to enable Employee to determine the extent to which payments from EAI may result in a loss of a deduction, and EAI shall reimburse Employee for any reasonable fees and expenses incurred by Employee for such purpose. If Employee and EAI shall disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by EAI's independent auditors. EAI shall pay the fees and expenses of such counsel and shall make available such information as may be reasonably requested by such counsel to prepare the opinion. If, by reason of the limitations of this subsection, the maximum amount payable to Employee cannot be determined prior to the due date for such payment, EAI shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable federal rate determined under
Section 1274(d) of the Internal Revenue Code of 1986, as soon as such remaining amount is determined in accordance with this subsection.

         (e) Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking employment with any other employer (whether as an employee of or independent contractor for such other employer) after Employee's termination of employment.

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2.  Permanent Disability.

         (a) If Employee becomes totally and permanently disabled (determined as provided below) during Employee's employment, employee's employment shall terminate as of the date such permanent disability is determined ("Permanent Disability"). Employee shall be considered permanently disabled for purposes of this Agreement if Employee is unable by reason of accident or illness (including mental illness) to perform the material duties of Employee's regular position with EAI and not expected to recover from Employee's disability within a period of three (3) months from the commencement of the disability. If at any time Employee claims or is claimed to be permanently disabled, a physician acceptable to both Employee and EAI (which acceptances shall not be unreasonably withheld) shall be retained by EAI and shall examine Employee. Employee shall cooperate fully with the physician. If the physician determines that Employee is permanently disabled, the physician shall deliver to EAI a certificate certifying both that Employee is permanently disabled and the date upon which the condition Permanent Disability commenced. The determination of the physician shall be conclusive.

         (b) Upon the occurrence of a Permanent Disability, Employee shall be entitled to receive compensation, benefits and other consideration as described in Section 1(a)(i) through 1(a)(vi), provided that such compensation benefits and other consideration shall be reduced in an amount equal to payments and benefits received under any disability plan of EAI then in place.

3. Death. In the event of Employee's death during Employee's employment, Employee's estate or designated beneficiary shall receive payments and other consideration equal to those described in Section 1(a)(i) through 1(a)(vi).

4.  Voluntary Resignation; Discharge for Cause.

         (a) If Employee resigns voluntarily, other than for Good Reason or Permanent Disability, or EAI terminates the employment of Employee at any time for Cause, EAI shall have no obligation under this Agreement to make any payments to Employee except with respect to any previously deferred amounts and any accrued but unpaid salary or bonus.

         (b) The term "Cause" shall be limited to:

                  (i) any action by Employee involving willful or gross misconduct having a material adverse effect on EAI;

                  (ii) Employee being convicted of (a) a felony under United States' federal or state law, or (b) a felony under the laws of any other country or political subdivision thereof involving moral turpitude.

5. Term. This Agreement shall be effective upon signature by both Employee and EAI and thereafter shall be without term and shall continue in full force and effect as long as the terms hereof are applicable.

6. Miscellaneous.

          (a) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when telecopied with hard copy to follow, or three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two (2) business days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

          If to Employee, at the address of Employee shown in EAI's records.

          If to EAI:       Vice President of Human Resources
                           Engineering Animation, Inc.
                           2321 North Loop Drive
                           Ames, IA 50010

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and/or at or to such other  addresses  as may be  designated  by notice given in accordance with the provisions hereof.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, No party shall assign this Agreement or its rights hereunder without the prior written consent of the other party hereto; provided, however, that EAI may assign this Agreement to any person or entity acquiring all or substantially all of the Business of EAI (whether by sale of stock, sale or assets, merger, consolidation or otherwise).

          (c) This Agreement contains all of the agreements between the parties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

          (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

          (e) If any provision of this Agreement (or portion thereof) shall, for any reason, be deemed invalid or unenforceable by any court of competent jurisdiction, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provision of this Agreement (or portions hereof) shall nevertheless be valid, enforceable and of full force and effect. EAI's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

          (f) The section or paragraph headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute a single instrument.

          (h) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Iowa applicable to contracts made in that State, (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         (i) Except as otherwise expressly set forth herein, any and all disputes arising directly or indirectly out of or relating in any way to this Agreement that cannot be satisfactorily resolved by the parties shall be submitted to binding arbitration pursuant to the rules then in effect of the American Arbitration Association (AAA). Arbitration shall be held in Chicago, Illinois. The arbitrator(s), who shall be attorneys experienced in employment, tax or benefit law, shall decide the matters submitted to them based upon the evidence presented and the terms of this Agreement. The arbitrator(s) shall issue a written award that shall state the basis of the award, the findings of fact and the conclusions of law. The arbitration award shall be final, non-appealable and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction thereof.

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          (j) Employee hereby  expressly  submits and consents in advance to the personal jurisdiction of the federal and state courts of the State of Iowa for all purposes in connection with any action or proceeding arising out of or relating to this Agreement that is not otherwise subject to arbitration.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


Engineering Animation, Inc.                       Jerome M. Behar, Employee
                                                   -------------------------
By: /s/ Matthew M. Rizai                             /s/ Jerome M. Behar
      ----------------------
Name: Matthew M. Rizai
Its:  Chairman, Chief Executive Officer, and President

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